IQST – IQSTEL Strengthens Equity Position with $6.9 Million Debt Cut — Almost $2 Per Share

New York, NY — July 9, 2025 — IQSTEL Inc. (NASDAQ: IQST), a leading global telecommunications and technology company, is pleased to announce a significant reduction of $6.9 million in debt from its balance sheet, marking a strategic milestone in the company’s ongoing financial strengthening and long-term growth plan.

This debt reduction will have a direct and positive impact on the company’s net stockholders’ equity, which stood at $11.34 million as of Q1 2025. The reduction was achieved through a combination of debt conversions into common shares and Series D Preferred Shares. The conversion into Series D Preferred Shares reflects investor confidence in IQSTEL’s strategic plan to reach $1 billion in annual revenue by 2027.

In addition to improving the company’s capital structure, this transaction provides $0.92 million in interest savings, directly enhancing IQSTEL’s cash flow and operational flexibility.

“Our company is $6.9 million stronger than it was last week — that’s a significant step,” said Leandro Iglesias, CEO of IQSTEL. “We are fully committed to reaching our $1 billion revenue target by 2027, and actions like this reinforce our foundation and demonstrate our determination to build long-term shareholder value. A simple and clear way to see the impact of this move is that we’ve reduced our debt by approximately $2 per share. That’s a direct and tangible creation of value for our shareholders.”

At the same time, IQSTEL is actively working on improving its adjusted EBITDA while reinforcing its balance sheet — a dual approach that the company believes is the most effective path to maximize shareholder value.

This strategic move comes in conjunction with the fully executed acquisition of Globetopper, and the release of a favorable independent analyst report by Litchfield Hills Research, available here: https://hillsresearch.com/wp-content/uploads/2025/07/LHR-IQST-intitiation-report.pdf

The execution date of the debt reduction was July 3, 2025, and the financial impact will be reflected in the company’s Q3 2025 Form 10-Q filing. Further details have been disclosed in the company’s corresponding Form 8-K filed with the SEC.

With these developments, IQSTEL begins the second half of 2025 on a remarkable path — stronger, leaner, and more prepared than ever to deliver on its ambitious vision.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com